Fusion Capital Partners, LLC

222 Merchandise Mart Plaza, Suite 9-112
Chicago, Illinois 60654
Phone: 312-611-6614
Facsimile: 312-644-6244
www.fusioncapital.com

June 05, 2003

VIA FACSIMILE

Online Innovation, Inc.
1118 Homer Street, Suite 218
Vancouver, B.C. Canada V6B 6L5
Attention: Chad Lee

Re: Termination of Common Stock Purchase Agreement

Ladies and Gentlemen:

Reference is made to that certain Common Stock Purchase Agreement between ONLINE INNOVATION, INC, a Delware corporation (the”Company”) and FUSION CAPITAL FUND II, LLC (“Fusion”) dated as of June 25, 2001 (the “Purchase Agreement”) All capitalized terms used herein that are not defined herein shall have the meanings set forth in the Purchase Agreement.

Pursuant to Section 11(k)(i) of the Purchase Agreement, Fusion may terminate the Purchase Agreement any time on Event of Default exists without liability or payment to the Company. Certain Events of Default exist as of the date hereof.

Pursuant to Section 11(k)(iii) of the Purchase Agreement, Fusion may terminate the Purchase Agreement in the event that the Commencement shall not have occurred on or before June 30, 2002, due to the failure to satisfy the conditions set forth in Section 6 and 7 of the Purchase Agreement. The Commencement has not occurred on or before June 30, 2002 due to that failure of the Company to satisfy certain conditions set forth in Section 7 of the Purchase Agreement.

Accordingly, pursuant to Section 11(k)(i) and 11(k)(iii) of the Purchase Agreement, Fusion hereby terminates the Purchase Agreement effective as of the date hereof provided, however, that (i) the representations and warranties of the parties contained in Section 2 and 3 of the Purchase Agreement, (ii) the indemnification provisions set forth in Section 8 of the Purchase Agreement, and (iii) the agreements and covenants set forth in Section 11 of the Purchase Agreement shall survive such termination and shall continue in full force and effect.

FUSION CAPITAL FUND II, LLC
BY: FUSION CAPITAL PARTNERS, LLC
BY: SGM HOLDINGS CORP.
	By:	/s/ Steve Martin
	Name:	Steve G. Martin
	Tide:	President
Cc: Shivbir S. Grewal, Esq.